SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)

120 South Central Avenue, Suite 1700, Clayton, Missouri 63105

(Address of principal executive offices)	(Zip Code)
(314) 721-4242
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Spartech Corporation Long Term Equity Incentive Program
Spartech Corporation 2004 Equity Compensation Plan

SPARTECH CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of the Spartech Corporation Long-Term Equity Incentive Program.
On December 4, 2006, the Compensation Committee of the Company’s Board of Directors adopted the Spartech Corporation Long-Term Equity Incentive Program (the “LTI Program”). A copy of the LTI Program as adopted is attached to this Form 8-K as Exhibit 5.02.
The LTI Program is only a voluntary guideline, and is not binding on the Committee or the Company. Its purpose is to provide a reasoned and consistent framework for the Committee’s future awards of long-term equity compensation to the Company’s officers, and for qualifying performance-based awards for exclusion from the cap on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.
The LTI Program is not intended to be the Company’s exclusive vehicle for equity awards, and nothing in the LTI Program limits the ability of the Committee or any other authorized committee or person to approve equity awards otherwise permitted under the 2004 Equity Compensation Plan.
The LTI Program itself does not require or provide for the granting of any awards or other compensation. Awards will be granted only by the Committee, and only pursuant to the Company’s 2004 Equity Compensation Plan, which the Board recently amended in certain respects (which were not material amendments and did not require stockholder approval) to accommodate the purposes of the LTI Program. A copy of the 2004 Equity Compensation Plan, as amended, is attached to this Form 8-K as Exhibit 5.02(2).
Pursuant to the LTI Program, the Compensation Committee will determine and approve from time to time in advance, consistent with the terms of the 2004 Equity Compensation Plan, the types of the various awards to be made available to the participants, and standard forms for each type of award. The Committee may then grant equity awards consistent with the approved types and forms of award to those officers whom it selects for participation in the LTI Program.
For performance-based awards, the Committee will establish one or more performance periods, over which performance will be measured to determine the payout of the award. Each performance period will be established prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.
For each performance period, the Committee will establish one or more objective performance goals and adopt objective formulas or standards for computing the amount of bonuses payable to the participants based on actual results compared to the performance goals. All performance goals shall be based upon one or more objective performance criteria, such as (but not necessarily limited to) sales, operating earnings, pretax income, earnings per share, return on equity, working capital or specific elements thereof, return on capital employed, cash flow, market share, stock price, total shareholder return, costs, productivity and economic value added. Performance goals may be Company-wide or may be specific to a business unit. The performance goals and target bonuses may be different, or may be weighted differently, for different participants or classes of participants.
After the close of each performance period, the Committee shall certify in writing the achievement of the applicable performance goals and the amount of any bonuses payable to the participants for the performance period under the applicable formulas or standards.
No awards have been made to date under the LTI Program.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

5.02(1)	Spartech Corporation Long Term Equity Incentive Program

5.02(2)	Spartech Corporation 2004 Equity Compensation Plan, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date	December 7, 2006	By:	/s/ JEFFREY D. FISHER
Jeffrey D. Fisher
Senior Vice President, General Counsel and Secretary